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18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

Michael Koch Joins Lindsay as Senior Vice President and Chief Financial Officer

OMAHA, Neb., November 2, 2026—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced that Michael Koch will join Lindsay Corporation as Senior Vice President and Chief Financial Officer, effective November 9, 2026. Koch succeeds Brett Coburn, Vice President and Chief Accounting Officer, and Alicia Pfeifer, Vice President, Business Finance, who have served as interim co-Chief Financial Officers since September 2026 and will continue in their current roles.

Koch brings nearly 30 years of finance experience with global public and private equity-backed companies. He currently serves as Senior Vice President, Finance and Divisional Chief Financial Officer of Commercial Engine Services at StandardAero (NYSE: SARO), the company’s largest division. Prior to joining StandardAero in 2025, Koch held various finance leadership roles at Universal Electronics (Nasdaq: UEIC) beginning in 2004, most recently as Senior Vice President, Finance. Koch has also served as Chief Financial Officer of Nortek Security & Control and Ryan Herco Flow Solutions, and held finance positions with Applied Graphics Technologies, Kraft Foods and W.W. Grainger.

Lindsay’s President and Chief Executive Officer, Randy Wood, commented, “We are pleased to welcome Mike to our senior leadership team. His experience as a CFO and in leading financial planning, treasury and acquisitions at global public companies aligns well with our strategic priorities, and we look forward to his leadership as we pursue our long-term growth initiatives.”

Wood continued, “I would also like to thank Brett and Alicia for their leadership as interim co-CFOs. Together with our finance team, they have ensured a smooth transition and continued strong execution, and I look forward to their continued contributions to Lindsay.”

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic™ center pivot and lateral move agricultural irrigation systems, FieldNET™ and FieldWise™ remote irrigation management technology, FieldNET Advisor™ irrigation scheduling technology, and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Road Zipper™ and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” "expect," "outlook," "could," "may," "should," “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

For further information, contact:

LINDSAY CORPORATION:	Alpha IR:
Alicia Pfeifer	Joe Caminiti
Vice President, Business Finance	312-445-2870
402-933-6429	LNN@alpha-ir.com
Alicia.Pfeifer@lindsay.com